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                                                                     Exhibit 5.1




               [Letterhead of Vorys, Sater, Seymour and Pease LLP]




                                December 11, 2003




Board of Directors
R. G. Barry Corporation
13405 Yarmouth Road N.W.
Pickerington, OH  43147

Gentlemen:

          We are familiar with the proceedings taken and proposed to be taken by
R. G. Barry Corporation, an Ohio corporation (the "Company"), in connection with the amendment of the R. G. Barry Corporation Employee Stock Purchase Plan (as amended, the "Stock Purchase Plan"), to, among other things, make an additional 450,000 common shares, $1.00 par value (the "Common Shares"), of the Company available under the Stock Purchase Plan; the granting of options to purchase Common Shares of the Company under the terms of the Stock Purchase Plan; and the issuance and sale of Common Shares of the Company upon exercise of options to be granted under the Stock Purchase Plan, all as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The purpose of the Registration Statement is to register, pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), the additional 450,000 Common Shares reserved for issuance under the Stock Purchase Plan, together with related Series I Junior Participating Class A Preferred Share Purchase Rights (the "Rights"), each Right evidencing the right to purchase, under certain conditions, one one-hundredth of a share of Series I Junior Participating Class A Preferred Shares, $1.00 par value per share.

          In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Stock Purchase Plan; (c) the Company's Articles of Incorporation, as currently in effect; (d) the Company's Regulations, as currently in effect; (e) the Rights Agreement, dated as of February 19, 1998 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent; and (f) certain corporate records of the Company




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Board of Directors
R. G. Barry Corporation
December 11, 2003
Page 2


including resolutions adopted by the directors and the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

          In rendering this opinion, we have assumed, with your permission, the authenticity of all records, documents, agreements and certificates examined by us, the correctness of the information contained in all records, documents, agreements and certificates examined by us, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

          We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

          Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the 450,000 additional Common Shares (and related Rights) of the Company to be registered under the Registration Statement have been issued and delivered by the Company upon the exercise of options granted under the Stock Purchase Plan against payment of the purchase price therefor, in accordance with the terms of the Stock Purchase Plan and any agreements entered into by participants in the Stock Purchase Plan with the Company as contemplated by the Stock Purchase Plan, (a) said 450,000 additional Common Shares will be validly issued, fully paid and non-assessable, and (b) the Rights issued with said additional 450,000 Common Shares, in accordance with the terms of the Rights Agreement, will be validly issued, in each case assuming compliance with applicable federal and state securities laws.

          We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

          This opinion speaks as of its date and is strictly limited to the matters stated herein. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 450,000 Common Shares (and related Rights) covered by the Registration Statement pursuant to the Stock Purchase Plan and the filing of the Registration Statement and any amendments thereto and may not be relied upon for any other purpose.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. In giving such consent, we do not thereby admit



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Board of Directors
R. G. Barry Corporation
December 11, 2003
Page 3


that we are included in the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations.

          Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

                                       Very truly yours,


                                       /s/ Vorys, Sater, Seymour and Pease LLP